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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on October 22, 2012

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRTUSA CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware (State of Incorporation)	04-3512883 (I.R.S. Employer Identification No.)

2000 West Park Drive
Westborough, Massachusetts 01581
(508) 389-7300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Kris Canekeratne
Chairman and Chief Executive Officer
Virtusa Corporation
2000 West Park Drive
Westborough, Massachusetts 01581
(508) 389-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Paul D. Tutun, Esq. Senior Vice President and General Counsel 2000 West Park Drive Westborough, Massachusetts 01581 (508) 389-7300	Edward A. King, Esq. Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering by Virtusa Corporation: Common Stock, $0.01 par value per share	$100,000,000	(2)	$100,000,000(2)(3)	$13,640.00

Secondary Offering by Selling Stockholders: Common Stock, $0.01 par value per share	500,000	$17.60(4)	$8,800,000(4)	$1,200.32

Total for Primary and Secondary Offerings:				$14,840.32

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)
With respect to the primary offering, the proposed maximum offering price per share and the proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this Registration Statement.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. Based on the average of the high and low prices for the common stock on October 18, 2012, as reported by The NASDAQ Global Market.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2012

Prospectus

$100,000,000
of
Common Stock
Offered by the Company

500,000 Shares
of
Common Stock
Offered by the Selling Stockholders

        This prospectus relates to common stock that we may sell from time to time in one or more offerings up to a total public offering price of $100,000,000 on terms to be determined at the time of sale. In addition, selling stockholders to be named in a prospectus supplement may, from time to time in one or more offerings, offer and sell up to 500,000 shares of our common stock. In the prospectus supplement relating to any sales by the selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. We will not receive any proceeds from the sale of our common stock by selling stockholders, but we may pay certain registration and offering fees and expenses.

        The prospectus provides a general description of the securities we or the selling stockholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein or therein before you invest in any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling stockholders may offer and sell our securities from time to time, together or separately. If we or the selling stockholders use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we or any selling stockholders expect to receive from that sale will also be set forth in a prospectus supplement.

        Our common stock is listed on the NASDAQ Global Market under the symbol "VRTU." On October 18, 2012, the last reported sales price of our common stock was $17.35 per share.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2012.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies), and the selling stockholders to be named in a prospectus supplement to this prospectus may sell up to an aggregate amount of 500,000 shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the securities offered by us or the selling stockholders. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add to, update or change information contained in the prospectus or in any documents that we have incorporated by reference into this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or the related free writing prospectus.

        Unless the context otherwise requires, all references to "we," "us," "our company" or "the company" in this prospectus refer collectively to Virtusa Corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our estimates of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section entitled "Risk Factors" in this prospectus and any accompanying prospectus supplement or free writing prospectus or in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and in our other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

        You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations, except as otherwise required by law.

        You should carefully read this prospectus, any accompanying prospectus supplement or free writing prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

 ABOUT VIRTUSA CORPORATION

        Virtusa Corporation is a global information technology services company. We use an offshore delivery model to provide a broad range of information technology, or IT, services, including IT consulting, technology implementation and application outsourcing. Using our enhanced global delivery model, innovative platforming approach and industry expertise, we provide cost-effective services that enable our clients to accelerate time-to-market, improve service and enhance productivity. Headquartered in Massachusetts, we have offices in the United States, the United Kingdom, the Netherlands, Germany and Singapore with global delivery centers in Hyderabad, Bangalore and Chennai, India, Colombo, Sri Lanka and Budapest, Hungary.

        Our enhanced global delivery model leverages a highly-efficient onsite-to-offshore service delivery mix and proprietary tools and processes to manage and accelerate delivery, foster innovation and promote continual improvement. Our global service delivery teams work seamlessly at our client locations and at our global delivery centers in India, Sri Lanka and Hungary to provide value-added services rapidly and cost-effectively. They do this by using our enhanced global delivery model, which we manage to a targeted 25% to 75% onsite-to-offshore service delivery mix, although such delivery mix may be impacted by several factors, including our new and existing client delivery requirements as well as the impact of any U.S. based acquisitions.

        We apply our innovative platforming approach across all of our services. We help our clients combine common business processes and rules, technology frameworks and data into reusable application platforms that can be leveraged across the enterprise to build, enhance and maintain existing and future applications. Our platforming approach enables our clients to continually improve their software platforms and applications in response to changing business needs and evolving technologies while also improving business agility and realizing long-term and ongoing cost savings.

        We enable our clients to use IT to accelerate business outcomes, including improving their time-to-market, increasing productivity and improving their end customers' experience. We are able to improve return on investment through our enhanced global delivery model. We also reduce the effort and costs required to maintain and develop IT applications by streamlining and consolidating our clients' applications on an ongoing basis. We believe that our solutions provide our clients with the consultative and high-value services associated with large consulting and systems integration firms, the cost-effectiveness associated with offshore IT outsourcing firms and the ongoing benefits of our innovative platforming approach.

Corporate Information

        We were originally incorporated in Massachusetts in November 1996 as Technology Providers, Inc. We reincorporated in Delaware as eRunway, Inc. in May 2000 and subsequently changed our name to Virtusa Corporation in April 2002. Our principal executive offices are located at 2000 West Park Drive, Westborough, Massachusetts 01581, and our telephone number at this location is (508) 389-7300. Our website address is www.virtusa.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus.

 RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement applicable to the securities we offer will contain a discussion of the risks applicable to an investment in our company and to the securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of these risks and uncertainties actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

        Except as described in the applicable prospectus supplement, we anticipate using the net proceeds from the sale of the securities for general corporate purposes, including acquisitions and other business opportunities, capital expenditures and working capital. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through acquisitions of other companies, products or technologies, or strategic alliances with other companies. Working capital and other general corporate purposes may include sales and marketing expenditures, research and development expenditures, capital expenditures and any other purposes that we may specify in any prospectus supplement. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

        We will not receive any of the proceeds from sales of securities by selling stockholders, if any, pursuant to this prospectus, although we may pay the expenses, other than any underwriting discounts and commissions, associated with the registration and sale of those securities.

 SELLING STOCKHOLDERS

        This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the "selling stockholders," of up to 500,000 shares of our common stock that were issued and outstanding, or that are issuable upon exercise of options to acquire common stock that were issued and outstanding, prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired (or, in the case of issued and outstanding options or restricted stock units, will acquire) the shares of our common stock included in this prospectus through (i) issuances by us of shares of our common stock in private placements during the years from 1996 through 2006, (ii) the exercise of stock options granted under our Amended and Restated 2000 Stock Option Plan during the years from 2001 through 2007 to the adoption of our 2007 Stock Option and Incentive Plan in May 2007, (iii) the exercise of stock options granted during the years from 2007 through 2012 under our 2007 Stock Option and Incentive Plan prior to the original date of filing of the registration statement of which this prospectus forms a part and (iv) the vesting of restricted stock awards granted during the years from 2008 through 2012 under our 2007 Stock Option and Incentive Plan prior to the original date of filing of the registration statement of which this prospectus forms a part.

        Information about the selling stockholders, where applicable, including their identities, the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

        The selling stockholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        We or the selling stockholders, and their pledgees, donees, transferees or other successors in interest, may offer and sell the shares of common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, to or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        The selling stockholders may also sell their shares of common stock in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

        Each time that we sell shares of common stock covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and state the manner and terms of the offering of the shares of common stock, including:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents;

  •
  the offering price of the shares and the net proceeds to be received by us and/or the selling stockholders, if applicable, from the sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        We or the selling stockholders may sell the offered shares to one or more purchasers directly, in which case no underwriters or agents would be involved. If indicated in an applicable prospectus supplement, we or the selling stockholders may sell shares of common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the shares.

        If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Generally, the underwriters' obligations to purchase the shares will be subject to certain conditions precedent. If an offering is on a firm-commitment basis, the underwriters will be obligated to purchase all of the shares if they purchase any of the shares. In connection with the sale of the securities, we, or selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. The selling stockholders and any underwriters, dealers and agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by a selling stockholder or any purchaser relating to the sale of shares under this prospectus shall be treated as an admission that any of them is an "underwriter" within the meaning of the Securities Act relating to the sale of any shares. We and the selling stockholders may agree to indemnify any agent, underwriter or other third party that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act, or to contribution with respect to payments which the agent, underwriter or other third party may be required to make in respect thereof.

        Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the shares being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered shares in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered shares by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered shares to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        We may engage in at the market offerings in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder to deliver shares of our common stock to a financial institution or other third party that, in turn, may sell or transfer the shares using this prospectus and an applicable prospectus supplement. We or any selling stockholder may enter into hedging transactions with respect to our shares of common stock. For example, we or such selling stockholder may:

  •
  enter into transactions involving short sales of shares by financial institutions or other third parties;

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  sell shares short and deliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us to deliver the shares to a financial institution or other third party, who may then resell or transfer the shares under this prospectus and an applicable prospectus supplement; or

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  loan or pledge the shares to a financial institution or other third party, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

        Our common stock is listed on the NASDAQ Global Market under the symbol "VRTU." Shares of our common stock issued and sold by us under this prospectus will be listed on the NASDAQ Global Market, upon official notice of issuance. Any underwriters to whom shares are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        The aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any Financial Industry Regulatory Authority ("FINRA") member or independent broker-dealer will be in compliance with the guidelines of FINRA with respect to any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us or any selling stockholder, in the ordinary course of business for which they receive compensation.

        There can be no assurance that we or the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

LEGAL MATTERS

        The validity of the common stock offered by this prospectus is being passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements (and financial statement schedule) of Virtusa Corporation as of March 31, 2012 and 2011, and for each of the years in the three-year period ended March 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website, which is located at www.virtusa.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we may disclose important information to you by referring you to other documents. The information we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 filed on May 25, 2012 (including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2012 Annual Meeting of Stockholders filed with the SEC on July 26, 2012);

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  Our Quarterly Report on Form 10-Q filed on July 31, 2012;

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  Our Current Reports on Form 8-K filed with the SEC on April 4, 2012, May 9, 2012, July 6, 2012, September 17, 2012, October 3, 2012 and October 9, 2012; and

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  The description of our common stock contained in our Registration Statement on Form 8-A filed on July 27, 2007, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings we make with the SEC on or after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to completion of this offering, as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the filing date of the registration statement of which this prospectus is a part and prior to the date of effectiveness of the registration statement. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC.

        Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Virtusa Corporation
Attn: Secretary
2000 West Park Drive
Westborough, Massachusetts 01581
(508) 389-7300

        This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the shares of our common stock offered by this prospectus. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

        You should only rely on the information contained in this prospectus, any prospectus supplement or any document incorporated by reference. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We are not making an offer of these securities in any state where the offer is not permitted.

Common Stock

PROSPECTUS

                  , 2012

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by us in connection with the offerings described in this registration statement (all amounts except the registration fee are estimates).

SEC registration fee	$14,840.32
NASDAQ Global Market listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Miscellaneous	*

Total	*

*
Estimated expenses not presently known.

Item 15.    Indemnification of Directors and Officers.

        Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the Delaware General Corporation Law. Section 145(e) of the Delaware General Corporation Law further provides that such expenses (including attorneys' fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

        Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

        As permitted by the Delaware General Corporation Law, our seventh amended and restated certificate of incorporation, provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Our certificate of incorporation further provides that any repeal or modification of such article by our stockholders or an amendment to the Delaware General Corporation Law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

        As permitted by the Delaware General Corporation Law, our amended and restated by-laws, or by-laws, provide that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by the Delaware General Corporation Law as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director's, officer's or employee's behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Article V of the by-laws further provides for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees.

        In addition, our by-laws provides that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation or by-laws, agreement, vote of stockholders or otherwise. Furthermore, our by-laws authorize us to provide insurance for our directors, officers and employees, against any liability, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the by-laws.

        We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the certificate of incorporation and by-laws.

        We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

        In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

Item 16.    Exhibits.

        A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs(1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or bylaws of the registrant or resolutions of the registrant's board of directors adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Virtusa Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement (the "Registration Statement") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on this 22nd day of October, 2012.

VIRTUSA CORPORATION
By:	/s/ KRIS CANEKERATNE Kris Canekeratne Chairman and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kris Canekeratne and Ranjan Kalia, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on October 22, 2012.

/s/ KRIS CANEKERATNE Kris Canekeratne	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ RANJAN KALIA Ranjan Kalia	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ROBERT E. DAVOLI Robert E. Davoli	Director
/s/ IZHAR ARMONY Izhar Armony	Director
/s/ RONALD T. MAHEU Ronald T. Maheu	Director
/s/ MARTIN TRUST Martin Trust	Director
/s/ ROWLAND MORIARTY Rowland Moriarty	Director
/s/ WILLIAM K. O'BRIEN William K. O'Brien	Director
/s/ AL-NOOR RAMJI Al-Noor Ramji	Director

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement
3.1
Amended and Restated By-laws of the Registrant (previously filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
3.2
Form of Seventh Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
4.1
Specimen certificate evidencing shares of the Registrant's common stock (previously filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
4.2
Fourth Amended and Restated Registration Rights Agreement by and among the Registrant and the Investors named therein, dated as of March 29, 2007 (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-141952) and incorporated herein by reference).
5.1		Opinion of Goodwin Procter LLP.
23.1		Consent of KPMG, LLP.
23.2		Consent of Goodwin Procter (contained in Exhibit 5.1 hereto).
24.1		Powers of Attorney (included in Part II of this Registration Statement).

*
To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.